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                 [LETTERHEAD OF KING & SPALDING APPEARS HERE]

                               December 19, 1996



Weeks Corporation
4497 Park Drive
Norcross, Georgia 30093

  Re:  Weeks Corporation -- Registration Statement on Form S-8
       relating to 390,000 shares of Common Stock
       -------------------------------------------------------

Ladies and Gentlemen:

  We have acted as counsel for Weeks Corporation, a Georgia corporation
(the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering and sale of up to 390,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company that may be issued by the Company pursuant to the Weeks Corporation Incentive Stock Plan, as amended (the "Plan").

  As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

  For purposes of the opinion set forth in clause (ii) below, we have assumed that the Shares that may be issued pursuant to the Plan will continue to be duly authorized on the dates of such issuance.

  The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the corporate law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.